Exhibit 99.1

IMAC Holdings Reports Second Quarter 2020 Financial Results

BRENTWOOD, Tenn., August 14, 2020 (GLOBE NEWSWIRE) — IMAC Holdings, Inc. (Nasdaq: IMAC) (“IMAC” or the “Company”), a provider of innovative medical advancements and care, specializing in regenerative rehabilitation treatments without the use of surgery or opioids, today announces its financial results for its second quarter ended June 30, 2020.

Recent Financial and Select Corporate Highlights:

●	Completed a $2.65 million offering of common stock

●	Received more than $2.1 million in financial aid from the US Department of Health and Human Services and Small Business Administration

●	Announced results from an internal analysis of treatment outcomes for musculoskeletal conditions showing over 80% of IMAC patients reported improvement in movement

●	Wellness Membership subscribers increased 30% during the quarter to 637 members

●	Headcount was 133 employees at June 30, down 16% for the year

●	On July 24, 2020, sold real estate in Lexington, Kentucky in a sale-leaseback transaction for a sale price of $1,300,000, eliminating $1,232,000 of liabilities, while entering into a five-year lease of the property with the purchaser

●	Received U.S. Food and Drug Administration authorization to initiate a clinical study of its umbilical cord-derived allogenic mesenchymal stem cells for the treatment of bradykinesia due to Parkinson’s disease

“The COVID-19 pandemic impacted on our day-to-day business, as reflected in decreases in key financial measurements compared to the previous quarter and the same period during 2019. While there was a decrease in patient visits and revenue, our implementation of advanced telemedicine therapy, acceleration of expense synergies, and utilization of government-sponsored aid helped us avoid a catastrophic reduction in business. We have already witnessed a recovery in business as evidenced in same-store visit growth of 7% in June 2020 as compared to June 2019,” noted Jeffrey Ervin, IMAC’s Chief Executive Officer.

“In addition, we received clearance to initiate a Phase 1 clinical trial of our umbilical cord-derived allogenic mesenchymal stem cells to improve movement for Parkinson’s disease patients. We appreciate the FDA for authorizing the trial to be conducted in IMAC clinics and our medical doctors are excited to be part of the process, which will significantly reduce trial costs. We are working to combine our already established movement and balance services with proprietary neurological services to expand our patient profile and competitive advantage beyond traditional rehabilitation centers. Furthermore, we believe our stem cell product could provide us with revenue expansion opportunities if our trial is successful.”

Results of Operations for the Three and Six Months Ended June 30, 2020

Patient service revenues decreased 32% to $2.6 million for the three months ended June 30, 2020, compared to $3.8 million for the three months ended June 30, 2019. This decrease was primarily due to the impact of COVID-19. Patient service revenues decreased 10% to $5.9 million for the six months ended June 30, 2020, compared to $6.5 million for the six months ended June 30, 2019. This decrease is attributable to the IMAC Chicago and IMAC Florida acquisitions that occurred in April 2019 and January 2020, respectively, along with the impact of COVID-19.

Net cash provided by financing activities during the six months ended June 30, 2020 was $5.9 million, including proceeds from notes payable, net of related fees and payments, which totaled $2.1 million, and proceeds from the issuance of common stock of $3.8 million. Net cash provided by financing activities during the six months ended June 30, 2019 was $4.1 million, including proceeds from our initial public offering, net of related fees.

About IMAC Holdings, Inc.

IMAC Holdings was created in March 2015 to expand on the footprint of the original IMAC Regeneration Center, which opened in Kentucky in August 2000. IMAC Regeneration Centers combine life science advancements with traditional medical care for movement-restricting diseases and conditions. It owns or manages 15 outpatient clinics that provide regenerative, orthopedic and minimally invasive procedures and therapies. It has partnered with several active and former professional athletes, opening two Ozzie Smith IMAC Regeneration Centers, two David Price IMAC Regeneration Centers, one Tony Delk IMAC Regeneration Center, and three IMAC Regeneration Centers sponsored by Mike Ditka. IMAC’s outpatient medical clinics emphasize its focus around treating sports and orthopedic injuries without surgery or opioids. More information about IMAC Holdings, Inc. is available at www.imacregeneration.com

Safe Harbor Statement

This press release contains forward-looking statements. These forward-looking statements, and terms such as “anticipate,” “expect,” “believe,” “may,” “will,” “should” or other comparable terms, are based largely on IMAC’s expectations and are subject to a number of risks and uncertainties, certain of which are beyond IMAC’s control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the skills and experience necessary to meet customers’ requirements, and its ability to protect its intellectual property. IMAC encourages you to review other factors that may affect its future results in its registration statement and in its other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact occur.

IMAC Press Contact:

Laura Fristoe

lfristoe@imacrc.com

Investors:

Bret Shapiro

(516) 222-2560

brets@coreir.com

IMAC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$2,802,769	$373,689
Accounts receivable, net	1,489,872	1,258,325
Deferred compensation, current portion	263,859	312,258
Other assets	336,958	633,303
Total current assets	4,893,458	2,577,575

Property and equipment, net	3,293,992	3,692,009

Other assets:
Goodwill	2,040,696	2,040,696
Intangible assets, net	7,081,218	7,169,072
Deferred equity costs	143,655	170,274
Deferred compensation, net of current portion	356,085	549,563
Security deposits	451,284	499,488
Right of use asset	3,600,198	3,719,401
Total other assets	13,673,136	14,148,494

Total assets	$21,860,586	$20,418,078

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$2,543,165	$2,909,666
Patient deposits	351,142	189,691
Notes payable, current portion, net of deferred loan costs	4,471,874	1,422,554
Finance lease obligation, current portion	17,853	17,473
Line of credit	79,961	79,961
Liability to issue common stock, current portion	326,356	421,044
Operating lease liability, current portion	980,967	1,025,247
Total current liabilities	8,771,318	6,065,636

Long-term liabilities:
Notes payable, net of current portion	1,232,677	2,109,065
Finance lease obligation, net of current portion	57,542	66,565
Liability to issue common stock, net of current portion	362,979	578,866
Operating lease liability, net of current portion	3,482,242	3,660,654
Other non-current liabilities	30,000	-

Total liabilities	13,936,758	12,480,786

Stockholders’ equity:
Preferred stock - $0.001 par value, 5,000,000 authorized, nil issued and outstanding at June 30, 2020 and December 31, 2019	-	-
Common stock - $0.001 par value, 30,000,000 authorized, 11,839,973 and 8,913,258 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	11,834	8,907
Additional paid-in capital	24,079,504	20,050,634
Accumulated deficit	(13,806,283)	(10,042,050)
Non-controlling interest	(2,361,227)	(2,080,199)
Total stockholders’ equity	7,923,828	7,937,292

Total liabilities and stockholders’ equity	$21,860,586	$20,418,078

See accompanying notes to the unaudited condensed consolidated financial statements.

IMAC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Patient revenues, net	$2,572,580	$3,756,755	$5,881,649	$6,526,583
Management fees	-	-	12,487	-
Total revenue	2,572,580	3,756,755	5,894,136	6,526,583

Operating expenses:
Patient expenses	405,367	927,778	785,184	1,363,907
Salaries and benefits	2,334,249	2,593,209	5,260,399	4,657,832
Share-based compensation	121,945	171,590	203,029	175,339
Advertising and marketing	174,350	349,328	416,167	696,344
Grant funds	(415,978)	-	(415,978)	-
General and administrative	1,208,457	1,429,822	2,444,595	2,407,191
Depreciation and amortization	453,651	396,989	904,146	682,556
Total operating expenses	4,282,041	5,868,716	9,597,542	9,983,169

Operating loss	(1,709,461)	(2,111,961)	(3,703,406)	(3,456,586)

Other income (expense):
Interest income	39	5	39	5
Other income (expenses)	-	665	-	(15,290)
Beneficial conversion interest expense	-	-	-	(639,159)
Loss on extinguishment of debt	(109,544)	-	(109,544)	-
Loss on disposal of assets	(21,225)	-	(21,225)	-
Interest expense	(134,921)	(85,210)	(211,125)	(115,881)
Total other (expenses)	(265,651)	(84,540)	(341,855)	(770,325)

Net loss before income taxes	(1,975,112)	(2,196,501)	(4,045,261)	(4,226,911)

Income taxes	-	-	-	-

Net loss	(1,975,112)	(2,196,501)	(4,045,261)	(4,226,911)

Net loss (income) attributable to the non-controlling interest	(55,576)	295,733	281,028	726,956

Net loss attributable to IMAC Holdings, Inc.	$(2,030,688)	$(1,900,768)	$(3,764,233)	$(3,499,955)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.20)	$(0.23)	$(0.38)	$(0.50)

Weighted average common shares outstanding
Basic and diluted	10,184,294	8,106,177	9,897,773	7,018,559

See accompanying notes to the unaudited condensed consolidated financial statements.

IMAC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Common Stock		Additional	Non-
	Number of Shares	Par	Paid-In- Capital	Controlling Interest	Accumulated Deficit	Total

Balance, December 31, 2018	4,553,623	$4,534	$1,233,966	$(1,625,840)	$(3,544,820)	$(3,932,160)
Common stock issued for initial public offering proceeds, net of related fees	850,000	850	3,503,314	-	-	3,504,164
Issuance of common stock in connection with convertible notes	449,217	449	2,245,636	-	-	2,246,085
Issuance of common stock in connection with acquisitions	1,410,183	1,410	7,247,798	-	-	7,249,208
Exercise of warrants	9,900	10	49,490	-	-	49,500
Net loss	-	-	-	(431,223)	(1,599,187)	(2,030,410)
Balance, March 31, 2019	7,252,923	7,253	14,280,204	(2,057,063)	(5,144,007)	7,086,387
Issuance of common stock in connection with acquisitions	1,002,306	1,002	4,072,436	-	-	4,073,438
Exercise of warrants	61,569	62	307,783	-	-	307,845
Issuance of employee stock options	-	-	16,216	-	-	16,216
Net loss	-	-	-	(295,733)	(1,900,768)	(2,351,875)
Balance, June 30, 2019	8,316,798	$8,317	$18,676,639	$(2,352,796)	$(7,044,775)	$9,287,385

	Common Stock		Additional	Non-
	Number of Shares	Par	Paid-In- Capital	Controlling Interest	Accumulated Deficit	Total

Balance, December 31, 2019	8,913,258	$8,907	$20,050,634	$(2,080,199)	$(10,042,050)	$7,937,292
Issuance of common stock	1,095,840	1,096	1,376,122	-	-	1,377,218
Issuance of employee stock options	-	-	38,359	-	-	38,359
Net loss	-	-	-	(336,604)	(1,733,545)	(2,070,149)
Balance, March 31, 2020	10,009,098	10,003	21,465,115	(2,416,803)	(11,775,595)	7,282,720
Issuance of common stock	1,830,875	1,831	2,576,820	-	-	2,578,651
Issuance of employee stock options	-	-	37,569	-	-	37,569
Net income (loss)	-	-	-	55,576	(2,030,688)	(1,975,112)
Balance, June 30, 2020	11,839,973	$11,834	$24,079,504	$(2,361,227)	$(13,806,283)	$7,923,828

See accompanying notes to unaudited condensed consolidated financial statements.

IMAC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(4,045,261)	$(4,226,911)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	904,146	682,556
Beneficial conversion interest expense	-	639,159
Share based compensation	203,030	175,339
Loss on disposition of assets	(16,577)	-
(Increase) decrease in operating assets:
Accounts receivable, net	(210,707)	(259,712)
Other assets	299,721	(98,685)
Security deposits	48,204	(70,773)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(329,056)	675,820
Patient deposits	161,451	861,409
Lease incentive obligation	-	(57,262)
Net cash used in operating activities	(2,985,049)	(1,679,060)

Cash flows from investing activities:
Purchase of property and equipment	(10,511)	(389,469)
Purchase of license fee	(243,750)	-
Acquisition of IMAC Florida (Note 6)	(200,000)	-
Net cash used in investing activities	(454,261)	(389,469)

Cash flows from financing activities:
Proceeds from initial public offering, net of related fees	-	3,839,482
Proceeds from warrants exercised	-	357,345
Proceeds from issuance of common stock	3,774,617	-
Proceeds from notes payable	2,891,520	100,000
Payments on notes payable	(719,104)	(54,377)
Payments of debt issuance costs	(70,000)	-
Proceeds from line of credit	-	20,000
Payments on line of credit	-	(150,000)
Payments on finance lease obligation	(8,643)	(6,835)
Net cash provided by financing activities	5,868,390	4,105,615

Net increase in cash	2,429,080	2,037,086

Cash, beginning of period	373,689	194,316

Cash, end of period	$2,802,769	$2,231,402

Supplemental cash flow information:
Interest paid	$56,058	$30,671
Non cash financing and investing:
Debt discount notes payable	$115,000	$-
Business acquisition via stock issuance	$-	$3,771,978

See accompanying notes to the unaudited condensed consolidated financial statements.